UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 10, 2004

CURATIVE HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-50371	51-0467366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Motor Parkway
Hauppauge, New York 11788-5145

(Address of principal executive offices) (zip code)

(631) 232-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Businesses and Operations

Item 1.01          Entry into a Material Definitive Agreement

Transition Agreement – Joseph L. Feshbach

On November 10, 2004, Joseph L. Feshbach executed a Transition Agreement, dated as of October 2, 2004 (the “Transition Agreement”) with the Company. Under this Transition Agreement, Mr. Feshbach will continue as an employee of the Company, but will transition from his role as Chief Executive Officer to a role as Special Advisor, reporting directly to the Board of Directors in advising the Company on long-term strategy and capital formation, investor relations, public relations, legislative affairs, mergers and acquisitions and other duties as the Board may assign. While serving as a Special Advisor, Mr. Feshbach agrees to serve as a director of the Company and the Chairman of the Board, subject to Board and shareholder approval. The term of the Transition Agreement will terminate on October 1, 2007. As a condition for the Company entering into the Transition Agreement, Mr. Feshbach agreed to resign from his positions as an officer and director of the Company and its subsidiaries and execute a general release, releasing the Company from all claims, obligations and liabilities, except for liabilities contemplated by the Transition Agreement. Under the Transition Agreement, Mr. Feshbach will be paid $1.00 for his services from October 2, 2004 to October 1, 2005; at least $50,000 for his services from October 2, 2005 to October 1, 2006; and at least $50,000 for his services from October 2, 2006 to October 1, 2007. The Company has also agreed to grant Mr. Feshbach 100,000 restricted shares of the Company’s common stock, which shall vest in twelve equal monthly installments over a twelve-month period, with the first installment to vest on the date of grant and thereafter on the first day of each month commencing with December 2004 and ending on October 1, 2005. Mr. Feshbach will also be eligible to receive the number of stock options granted to non-employee directors re-elected to the Board at the 2006 shareholder meeting, beginning with the annual shareholder meeting during the second calendar quarter of 2006. Mr. Feshbach will be paid his accrued but unused vacation at the rate of pay earned by him as of September 30, 2004, on November 15, 2004. Under the Transition Agreement, Mr. Feshbach is entitled to participate in any employee benefit plans or programs of the Company that he is eligible for. In the event Mr. Feshbach is not eligible to participate in any medical or dental plan of the Company during the term of the Transition Agreement, and he elects COBRA coverage, the Company shall reimburse him for COBRA premiums for the shorter of six months or until he becomes eligible for medical and dental benefits through another employer. The Company will also provide Mr. Feshbach the use of a leased automobile during the term of the Transition Agreement, pay for up to $15,000 of his legal expenses for negotiating the Transition Agreement, and supply him with an office and a secretary in California until February 28, 2005. The Transition Agreement also contains customary confidentiality, assignment of invention and non-solicitation covenants. Furthermore, Mr. Feshbach has covenanted that he will not render service anywhere in the world to any competing business in connection with certain products during the term of the Transition Agreement and 2 years after that, subject to certain exceptions regarding accepting employment with non-competing divisions of large diversified competing businesses.

In the event that Mr. Feshbach is terminated during the term of the Transition Agreement, he will continue to receive his then current base salary until October 1, 2007 and all unvested stock options or restricted stock grants shall immediately vest and become exercisable in full. If the Transition Agreement is not terminated prior to September 1, 2007, Mr. Feshbach shall not be required to perform any services under the Transition Agreement following that date, but the Company will continue to pay Mr. Feshbach for the period September 2, 2007 to October 1, 2007 at his then current base salary. Upon a change of control of the Company, any unvested stock option awards or restricted stock grants held by Mr. Feshbach shall vest and/or become immediately exercisable in full. All such severance benefits are conditioned upon the Company receiving a release.

Restricted Stock Award Agreement – Joseph L. Feshbach

As part of the compensation under the Transition Agreement, the Company and Mr. Feshbach entered into a Restricted Stock Award Agreement on November 10, 2004, whereby the Company granted Mr. Feshbach a restricted stock award of 100,000 shares of its Common Stock on that date. 8,334 shares of the restricted stock vested on November 10, 2004 and will vest on the first day of each month thereafter, commencing with December 2004 and ending with the vesting of the remaining balance of 8,326 shares of restricted stock on October 1, 2005. If there is a change of control of the Company or if Mr. Feshbach is terminated by the Company without cause during the term of the Transition Agreement, all of the unvested restricted stock will vest immediately. Until vested, these shares of restricted stock are not transferable.

Amendment to Employment Agreement – Paul F. McConnell

On November 10, 2004, as part of Paul F. McConnell’s appointment as the Chief Executive Officer of the Company, he entered into an Amendment to Employment Agreement with the Company, dated as of November 15, 2004, to delete references to his employment as “President and Chief Operating Officer” of the Company from the calculation of his severance benefits. Mr. McConnell’s employment agreement, as amended, is summarized below.

Mr. McConnell will be employed as the Company’s Chief Executive Officer pursuant to a three-year employment agreement with a compensation package including an initial base salary of $400,000 and the right to participate in the Company’s Executive Bonus Compensation Program with a 100% bonus guaranteed for the first year of his employment. Mr. McConnell’s employment agreement renews automatically for additional one-year periods upon the end of the initial term and each subsequent renewal term unless notice of termination is given at least 30 days prior to renewal. Mr. McConnell’s base salary is subject to annual review and increase by the Company’s board of directors.

The Company may terminate Mr. McConnell’s employment agreement at any time with or without cause upon 30 days’ prior written notice to Mr. McConnell, and Mr. McConnell may terminate his employment agreement at any time upon 30 days’ prior written notice to the Company. In the event the Company terminates Mr. McConnell’s employment agreement without cause prior to a change of control or elects not to renew, Mr. McConnell will be entitled to receive a lump sum severance payment equal to his then current base salary plus the arithmetic average of payments made to him pursuant to the Company’s Executive Bonus Compensation Program with respect to the three years immediately preceding the fiscal year in which the date of termination occurs; provided, however, that if such termination occurs prior to April 23, 2005, his severance payment shall equal his then current base salary plus $400,000 and if such termination occurs after April 23, 2005 but prior to April 23, 2007, his severance payment shall equal his then current base salary plus the arithmetic average of payments made to him with respect to the years in which he was employed by the

Company. In addition, to the extent not otherwise required under the Company’s stock option plan or any award agreement with Mr. McConnell, any unvested restricted stock units and/or stock option awards that would have vested during the twelve-month period following the date of termination shall vest and become immediately exercisable in full upon such termination. If Mr. McConnell’s employment agreement is terminated (or not renewed) by the Company without cause or by Mr. McConnell for good reason during the twelve-month period immediately following a change in control (or is terminated or not renewed prior to a change in control at the request or insistence of any person in connection with a change in control), Mr. McConnell shall be entitled to his cash stay bonus of $1.5 million and a lump sum severance payment equal to the product of two times his then current annual base salary plus the arithmetic average of payments made to Mr. McConnell pursuant to the Company’s Executive Bonus Compensation Program with respect to the three fiscal years immediately preceding the fiscal year in which the date of termination occurs; provided, however, that if such termination occurs prior to April 23, 2005, his severance payment shall equal two times his then current base salary plus $400,000 and if such termination occurs after April 23, 2005 but prior to April 23, 2007, his severance payment shall equal two times his then current base salary plus the arithmetic average of payments made to him with respect to the years in which he was employed by the Company. In addition, to the extent not otherwise required under the Company’s stock option plan or any award agreement with Mr. McConnell, any unvested restricted stock units and/or stock option awards held by Mr. McConnell shall vest and become immediately exercisable in full upon such change of control termination. Mr. McConnell’s employment agreement also restricts him from competing with the Company under certain circumstances during his employment with the Company and for a period of two years thereafter.

In addition, Mr. McConnell also received $3.5 million in cash and stock stay bonuses which will vest on April 23, 2007, subject to his remaining continuously employed by Curative until such vesting date. $1.5 million of this stay bonus shall be paid in cash and the remaining $2.0 million is a restricted stock unit award of 157,604 restricted stock units, which will vest on April 23, 2007. Mr. McConnell has also agreed, within 30 days after April 23, 2004, and subject to any applicable legal requirements, to purchase on the open market, with his personal funds, an amount of Curative Common Stock with an aggregate market value of $2.0 million dollars. Such purchases were subsequently made. Mr. McConnell will be prohibited from selling half of these purchased shares until the date that is 30 days after April 23, 2005, and from selling the remaining purchased shares until the date that is 30 days after April 23, 2006.

Item 1.02          Termination of a Material Definitive Agreement

As part of the transition plan of the Company and upon execution and effectiveness of the Transition Agreement, the employment agreement that Mr. Feshbach had with the Company (the “Employment Agreement”) was terminated. Under his Employment Agreement, Mr. Feshbach received an annual base salary of $425,000 as of December 31, 2003, and was entitled to participate in any incentive compensation program in effect from time to time for executives of the Company. The salary under the Employment Agreement was subject to annual review and increase by the Compensation Committee. The Employment Agreement had an initial term of one year and renewed automatically for additional one-year periods unless notice of termination was given at least three months prior to renewal. The Company did not incur any early termination penalties as a result of the termination of this Employment Agreement.

Section 5 Corporate Governance and Management

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; appointment of Principal Officers.

(b) & (c)

Changes in Executive Officers

As part of the Company’s previously publicized transition plan, Paul F. McConnell, the Company’s current President and Chief Operating Officer, has relinquished his position as Chief Operating Officer of the Company and has become its President and Chief Executive Officer effective as of November 15, 2004.  At the same time, John C. Prior, the Company’s President of the Wound Care Management business unit, has moved from that position to being the Company’s Chief Operating Officer.  Both Mr. McConnell and Mr. Prior also continue to serve on the Company’s Board of Directors.  The Company’s current Chief Executive Officer, Joseph L. Feshbach has resigned from that position and all other officer and director positions for the Company’s subsidiaries, effective as of November 15, 2004.  Mr. Feshbach continues to serve as the Chairman of the Company’s Board of Directors, and in addition, effective as of November 15, 2004, is employed by the Company as Special Advisor reporting directly to the Board of Directors to assist the Board and management with long-term strategy and capital formation, investor relations, public relations, legislative affairs, mergers and acquisitions and other duties as the Board may assign.

Business Background of Executive Officers being Promoted

Paul F. McConnell, 50, a founder of Critical Care Systems, Inc. in 1991, became a Director and the President and Chief Operating Officer of the Company following the acquisition of Critical Care Systems, Inc. by the Company in April 2004. Mr. McConnell has more than 25 years of healthcare experience, primarily in the home infusion industry. Previously, Mr. McConnell held various management positions with Critical Care America, including Vice President of New Market Development. Mr. McConnell was also a founder of the national home infusion therapy company, Chartwell Home Therapies, where he managed sales, marketing and operations. Prior to that time, he held sales management and hospital sales positions in the pharmaceutical industry.

John C. Prior, 50, was named President of the Company’s Wound Care Management business unit in March 2001, and has been a director of the Company since April 2001. Prior to that time, he served as Executive Vice President and General Manager of the Company from September 2000 to March 2001, and as Interim Chief Executive Officer from March 2001 to September 2001. From August 1995 until September 2000, Mr. Prior served as Senior Vice President, Finance and Chief Financial Officer of the Company. Mr. Prior served as Vice President of Finance from February 1991 to August 1995 and as Secretary from October 1993 until September 2001. From July 1987 to February 1991 he also served as Controller of the Company. From 1979 to 1987, Mr. Prior held a variety of positions in the Health Care Auditing/Consulting Group of KPMG Peat Marwick and was promoted to Senior Manager in 1984. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Mr. McConnell’s Employment Agreement

The description of Mr. McConnell’s Employment Agreement under Item 1.01 above is incorporated herein by reference.

Mr. Prior’s Employment Agreement

Mr. Prior’s employment agreement has not yet been amended in connection with his promotion. Mr. Prior’s existing employment agreement is summarized below.

Mr. Prior has an employment agreement with a subsidiary of the Company containing the Company’s Wound Care Management business unit. Under his employment agreement, Mr. Prior receives an annual base salary and is entitled to participate in any incentive compensation program in effect from time to time for executives of the Company. The annual base salary of Mr. Prior under his employment agreement as of December 31, 2003 was $270,000. The salary under Mr. Prior’s employment agreements is subject to annual review and increase by the Compensation Committee. Mr. Prior’s employment agreement has an initial term of one year and renews automatically for additional one-year periods unless notice of termination is given at least three months prior to renewal.

The Company may terminate Mr. Prior’s employment agreement at any time with or without cause upon 30 days’ prior written notice to Mr. Prior, and Mr. Prior may terminate his employment agreement at any time upon 30 days’ prior written notice to the Company. In the event the Company terminates Mr. Prior’s employment agreement without cause prior to a change of control (defined therein) or elects not to renew, Mr. Prior will be entitled to receive a lump sum severance payment equal to his then current base salary plus the arithmetic average of payments made to him pursuant to the Company’s Executive Bonus Compensation Program with respect to the three years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company’s stock option plan, any unvested stock option awards that would have vested during the twelve-month period following the date of termination shall vest and become immediately exercisable in full. If Mr. Prior’s employment agreement is terminated (or not renewed) by the Company without cause or by Mr. Prior for good reason during the twelve-month period immediately following a change in control (or is terminated or not renewed prior to a change in control at the request or insistence of any person in connection with a change in control), Mr. Prior shall be entitled to a lump sum severance payment equal to the product of two times the sum of the then current annual base salary plus the arithmetic average of payments made to him pursuant to the Company’s Executive Bonus Compensation Program with respect to the three fiscal years immediately preceding the fiscal year in which the date of termination occurs. In addition, to the extent not otherwise required under the Company’s stock option plan any unvested stock option awards shall vest and become immediately exercisable in full. Mr. Prior’s employment agreement also restricts him from competing with the Company under certain circumstances during his employment with the Company and for a period of two years thereafter.

Related Party Transaction – Executive Loan Program

In December 2001 and January 2002, in order to encourage the executive officers to increase their equity stake in the Company, the Company’s Board of Directors offered to accelerate the exercisability of certain options held by executive officers (provided that the underlying shares could not be sold until such time, if any, as the option would have become exercisable under its original terms) and to provide the directors and officers with loans to cover 80% of the aggregate exercise price of any options they elected to exercise. Under this program, in 2002, Mr. Prior borrowed $600,870 to fund 80% of the exercise price of certain options. This loan bears interest at an annual rate of 2.46% and matures three years from the date of origination, provided that, to the extent that any of the shares acquired pursuant to the exercise of the related option are sold, the proceeds of that sale must be used to repay the principal and interest due on the loan.

Item 9.01          Financial Statements and Exhibits

(c)        Exhibits

Exhibit No.	Description of Exhibit

10.1	Transition Agreement, dated as of October 2, 2004, by and between the Company and Joseph L. Feshbach.

10.2	Restricted Stock Award Agreement, dated as of November 10, 2004, by and between the Company and Joseph L. Feshbach

10.3	Amendment to Employment Agreement, dated as of November 15, 2004, by and between the Company and Paul F. McConnell

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2004

CURATIVE HEALTH SERVICES, INC.

By:	/s/ Thomas Axmacher
Name: Thomas Axmacher
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Transition Agreement, dated as of October 2, 2004, by and between the Company and Joseph L. Feshbach.

10.2	Restricted Stock Award Agreement, dated as of November 10, 2004, by and between the Company and Joseph L. Feshbach

10.3	Amendment to Employment Agreement, dated as of November 15, 2004, by and between the Company and Paul F. McConnell